Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2015, with respect to the consolidated financial statements included in the Annual Report of Health Insurance Innovations, Inc. on Form 10-K for the year ended December 31, 2014.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Health Insurance Innovations, Inc. on Forms S-3 (File No. 333-201989 and File No. 333-193842) and on Form S-8 (File No. 333-186503).

/s/ Grant Thornton LLP
Certified Public Accountants

Tampa, Florida

March 18, 2015